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                          CERTIFICATE OF INCORPORATION
                                       OF
                               ACTV HOLDINGS, INC.

               The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware, particularly Title 8 - Chapter 1 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware" (hereinafter referred to as the "Delaware GCL"), hereby certifies that:

               FIRST: Name. The name of the corporation (hereinafter called the "Corporation") is ACTV HOLDINGS, INC.

               SECOND: Address. The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

               THIRD: Purposes. The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the Delaware GCL.

        The Corporation shall possess and exercise all the powers and privileges granted by the Delaware GCL or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as and to the extent that such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

               FOURTH: Shares. The total number of shares of stock which the Corporation shall have authority to issue is one hundred (100) shares of common stock, $0.01 par value (the
"Common Stock") and one hundred ninety-six thousand (196,000) shares of preferred stock without par value.

        The express terms and provisions of the shares of preferred stock classified and designated as "5% Cumulative Convertible Preferred Stock" (hereinafter referred to as the "Preferred Shares") are as follows:

        A.     Dividends.

        The holders of the Preferred Shares shall be entitled to receive out of any assets legally available therefor cumulative



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dividends at the rate of 5% per annum compounded quarterly when payable (whether or not declared), payable quarterly on March 31, June 30, September 30 and December 31 of each year, when and as declared by the Board of Directors, in preference and priority to any payment of any dividend on the Common Stock or any other class or series of stock of the Corporation. Such dividends shall accrue on any given share from the day of original issuance of such share and shall accrue from day to day whether or not earned or declared. If at any time dividends on the outstanding Preferred Shares at the rate set forth above shall not have been paid or declared and set apart for payment with respect to all preceding periods, the amount of the deficiency shall be fully paid or declared and set apart for payment, but without interest, before any distribution, whether by way of dividend or otherwise, shall be declared or paid upon or set apart for the shares of any other class or series of stock of the Corporation.

        B. Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any assets of the Corporation to the holders of any other class or series of shares, the amount of $25 per share plus any accrued but unpaid dividends.

        C. Conversion. The Preferred Shares are convertible into that number of shares of the common stock of ACTV, Inc., the parent company of the Corporation ("ACTV"), as is determined by, and in accordance with the procedures for conversion set forth in, the Registration Rights and Exchange Agreement to be entered into between ACTV and the initial subscribers for the Corporation's Preferred Shares (the "Exchange Agreement").

        Reference to the Exchange Agreement shall be deemed to include any amendments thereto entered into in accordance with the terms thereof.

        D. Voting Rights. Except as provided herein or as provided for by law, the Preferred Shares shall have no voting rights.

               FIFTH: Incorporator. The name and the mailing address of the incorporator are as follows:

                      NAME                         MAILING ADDRESS

        Wesley Fredericks, Esq.             Gersten Savage Kaplowitz & Curtin
                                            575 Lexington Avenue, 27th Floor
                                            New York, New York 10022

               SIXTH: Term. The Corporation is to have perpetual existence.


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               SEVENTH:  Preferred Shares Vote Required.

        A. Majority Vote. The affirmative vote of the majority of the Corporation's outstanding Preferred Shares shall be necessary:

        (i) for the amendment of the Certificate of Incorporation of the Corporation and for the amendment of the by-laws of the Corporation (subject to the super-majority provision contained in Section B below);

        (ii) to authorize or issue any other equity security senior to or on a parity with the Preferred Shares;

        (iii) to purchase or otherwise acquire for value any Common Stock or other equity security of the Corporation either junior or senior to or on a parity with the Preferred Shares;

        (iv) to declare or pay any dividends or make any distributions except to the holders of the Preferred Shares;

        (v) for a consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation; and

        (vi) to borrow money from ACTV or any subsidiary thereof, except an indirect subsidiary of ACTV that is also a direct or indirect subsidiary of the Corporation.

        B. Super-Majority Vote. The affirmative vote of seventy-five percent (75%) of the Corporation's outstanding Preferred Shares shall be necessary for any amendment to the Certificate of Incorporation or by-laws of the Corporation that may amend or change any of the rights, preferences, or privileges of the Preferred Shares.

               EIGHTH: Creditors. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of ss.291 Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of ss.279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of


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stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

               NINTH: Powers. For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

        A. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The Board of Directors shall be elected by the affirmative vote of the majority of the Corporation's outstanding Common Stock. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies.

        B. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

        C. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation.

        D. Any action which is required to be or may be taken at any annual or special meeting of directors or stockholders of the Corporation may be taken without a meeting, without prior notice to directors or stockholders and without a vote if a consent in writing, setting forth the action so taken, shall have been signed by all of the directors or the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all the shares entitled to vote thereon were present and voted.

               TENTH: Director Liability. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of ss.102 of the Delaware GCL, as the same may be amended and supplemented.


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               ELEVENTH:  Indemnity.  The Corporation shall, to the
fullest extent permitted by law, as the same is now or may hereafter be in effect, indemnify each person (including the heirs, executors, administrators and other personal representatives of such person) against expenses including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with any threatened, pending or completed suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving any other incorporated or unincorporated enterprise in such capacity at the request of the Corporation.

               TWELFTH: Amendment. From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the Delaware GCL or other laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, in accordance with the Seventh Article hereof, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article.

Signed on August __, 1996

                                                  ------------------------------
                                                          Wesley Fredericks
                                                          Sole Incorporator


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